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                                                                  EXHIBIT 99.451

MOC REPORTING PROFILE

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                                        WESTERN POWER EXCHANGE (WEPEX)
        NAME                                       PX/ISO
---------------------         -------------------------------------------------
STATUS AND NEXT STEPS         PSC and the Alliance were selected as winners
                              of the ISO-a contract has been signed and work commenced. The development and implementation phase of the PX was awarded to a Scandanavian consortium. Efforts will continue to explore opportunities for PSC to "run" the PX following its implementation in December 97.

                              Inquiries are proceeding to explore entry for PX operations bid.

OPPORTUNITY SIZE              The power exchange is estimated to be operations
                              of $10-15M per year.

ENGAGEMENT DESCRIPTION        Analysis & Design, Client/server, CRM (Call
                              Center), Data Mining, Data Warehousing,
                              Internet/Intranet, Networking, Outsourcing - IT,
                              Software Development, Systems Integration.

                              Perot Systems Energy Group has teamed with ABB Power T&D Company Inc. (ABB) to provide the systems and supporting infrastructure for the California Power Exchange. This will be the first of its kind in the United States. As the individual states deregulate their electricity markets, at least nine similar markets will be required, should the country decide to parallel the existing NERC (National Electricity Reliability Council) regions; if not, there might be as many as one exchange per state. When the California Power Exchange becomes operational it will be second in size only to that of France. Conservative estimates project the US market to be $200B in paper trade alone.

                              Perot Systems has submitted two proposals to the
                              WEPEX: one for the PX Business Systems and supporting infrastructure and one for the ISO Scheduling and Business Systems and supporting infrastructure.

                              Note: the Western Power Exchange (WEPEX) is the collaborative effort to establish the PX and ISO institutions prior to the final FERC (Federal Energy Regulatory Commission) ruling on this process. WEPEX is managed by representatives of the three major (California) investor-owned utilities and representatives from a number of stakeholder organizations.

                              There is potential for follow-up operational and support contracts (up to five years - PX only).

                              Aside from the natural interest in winning these deals, there is reason to believe that the Company winning the actual RFP will not only earn a multi-year services deal, but will be uniquely positioned for competing to win the other power exchanges expected to be built across the USA. The same logic applies to being considered as the resident experts in this area for work to be done with the 2,900 companies across the USA that will need to recreate/modify their internal systems in order to interface and participate in the power exchange. IPR and licenses will prove important.
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   PROPOSED LENGTH                               SALES LEADER
       < 1 Year                                   Hemant Lall
---------------------              -----------------------------------------
       TIMING                              DESIGN TEAM AND LEADER*
     1st quarter 97                Leader: Pat Golden. Technical lead: Russ
                                   Prentice. Andy Goletz just hired to manage
                                                commercial aspects.
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FINANCIALS

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                       1ST      GRAND TOTAL    IMPACT           BACKLOG ADDED
                       ---      -----------    ------           -------------
REVENUE                 M           M             M                   M

CONTRIBUTION AMT        M           M             M                   M

OPERATING %             %           %             %                   %

AFTER-TAX $$$           M           M             M                   M

AFTER-TAX %             %           %             %                   %
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